PROSPECTUS SUPPLEMENT TO                        Filed Pursuant to Rule 424(b)(3)
PROSPECTUS DATED JANUARY 21, 1998                         SEC File No. 333-43823


                2,400,000 TRUST CONVERTIBLE PREFERRED SECURITIES
                              LOMAK FINANCING TRUST
                  5 3/4% TRUST CONVERTIBLE PREFERRED SECURITIES
           (Liquidation Amount $50 Per Convertible Preferred Security)
                  Guaranteed to the Extent Set Forth Herein by
                           Range Resources Corporation
                                       and
                           RANGE RESOURCES CORPORATION
                        5,660,484 SHARES OF COMMON STOCK

          =============================================================

            The Date of this Prospectus Supplement is August 31, 1998

          =============================================================

         The following information supplements the Prospectus dated January 21, 1998 relating to the offering of up to 2,400,000 5 3/4% Trust Convertible Preferred Securities (the "Convertible Preferred Securities") of Lomak Financing Trust, a statutory business trust formed under the laws of the state of Delaware, and 5,660,484 shares of Common Stock, $.01 par value per share (the "Common Stock"), of Range Resources Corporation, a Delaware corporation, from time to time by certain holders of Common Stock and/or Convertible Preferred Securities (the "Selling Securityholders").

         The Prospectus is supplemented with the following information to be added under the heading "Selling Securityholders":

                                                  Common  Stock (1)                Convertible Preferred Securities
                                         ------------------------------------     ----------------------------------
                                           Number of                                Number of    Number
                                            Shares      Number of  Percent of        Shares       of       Percent o
                                         Beneficially    Shares    Class After    Beneficially   Shares   Class After
         SELLING SECURITYHOLDER             Owned       Offered     Offering          Owned     Offered    Offering
         ----------------------             -----       -------     --------          -----     -------    ---------
Kornitzer Capital Management
Old United Life Insurance Company
8500 Shawnee Mission Parkway
Merrian, Kansas 66202                       8,510        8,510          -                4,000      4,000        -

Diversified Investment Advisers
Collective Trust
Carillon Parkway
St. Petersburg, Florida 33733                851          851           -                  400        400        -

Jackson National Life
880 Carillon Parkway
St. Petersburg, Florida 33733               1,702        1,702          -                  800        800        -

Security Insurance Company of
 Hartford
c/o Orion Capital
600 Fifth Avenue
New York, New York 10020
                                            21,276       21,276         -               10,000     10,000        -


                                                  Common  Stock (1)                Convertible Preferred Securities
                                         ------------------------------------     -----------------------------------
                                           Number of                                Number of    Number
                                            Shares      Number of  Percent of        Shares       of       Percent of
                                         Beneficially    Shares    Class After    Beneficially   Shares   Class After
         SELLING SECURITYHOLDER             Owned       Offered     Offering          Owned     Offered    Offering
         ----------------------             -----       -------     --------          -----     -------    ----------
Chase Manhattan as Trustee for IBM
Retirement Plan dated December 18, 1945
One Bridge Plaza
Fort Lee, New Jersey 07024
                                            65,531       65,531         -               30,800     30,800        -

Bankers Trust Trustee for Chrysler
Corporation Employee #1 Pension Plan
dated April 1, 1989
One Bridge Plaza
Fort Lee, New Jersey 07024                  38,510       38,510         -               18,100     18,100        -

State Street Bank
Custodian For GE Pension Trust
One Bridge Plaza
Fort Lee, New Jersey 07024                  20,638       20,638         -                9,700      9,700        -

Franklin and Marshall College
One Bridge Plaza
Fort Lee, New Jersey 07024                   2,978        2,978         -                1,400      1,400        -

Key Asset Management Incorporated
As Agent for Victory Convertible
Securities Fund
127 Public Square
Cleveland, Ohio 44114                       42,553       42,553         -               20,000     20,000        -

Alpine Partners L.P.
120 Broadway, Suite 913
New York, New York 10271                    23,404       23,404         -               11,000     11,000        -

Medallion Program
c/o Alpine Associates
120 Broadway Suite 913
New York, New York 10271                   331,702      331,702         -              155,900    155,900        -

Bridgerope & Co.
Merrill Lynch World Income Fund
800 Scudders Mill Road                      21,276       21,276         -               10,000     10,000        -
Plainsboro, New Jersey 08536

Tennessee Consolidated Retirement
 System
500 Deadrick Street, Suite 1160
Nashville, Tennessee 37243
                                            63,829       63,829         -               30,000     30,000        -

                                                  Common  Stock (1)                Convertible Preferred Securities
                                         ------------------------------------     -----------------------------------
                                           Number of                                Number of    Number
                                            Shares      Number of  Percent of        Shares       of       Percent of
                                         Beneficially    Shares    Class After    Beneficially   Shares   Class After
         SELLING SECURITYHOLDER             Owned       Offered     Offering          Owned     Offered    Offering
----------------------------------------     -------     -------     -------        -------     -------     -------
Merrill Lynch Convertible Securities
Portfolio
800 Scudders Mill Road
Plainsboro, New Jersey 08536                   6,382       6,382           -          3,000       3,000           -

Merrill Lynch Convertible Fund
800 Scudders Mill Road
Plainsboro, New Jersey 08536                  57,446      57,446           -         27,000      27,000           -

The Northwestern Mutual Life
720 East Wisconsin Avenue
Milwaukee, Wisconsin 53202                   106,382     106,382           -         50,000      50,000           -

Delaware State Employees Retirement
 Fund
c/o Pecks Management Partners, Ltd.
One Rockefeller Plaza
Suite 900
New York, New York 10020
                                              51,829      51,829           -         24,360      24,360           -

ICI American Holdings Inc.
c/o Pecks Management Partners, Ltd.
One Rockefeller Plaza
Suite 900
New York, New York 10020                      15,787      15,787           -          7,420       7,420           -

Zeneca Holdings Inc.
c/o Pecks Management Partners, Ltd.
One Rockefeller Plaza
Suite 900
New York, New York 10020                      10,946      10,946           -          5,145       5,145           -

Christian Science Trustees for Gifts
and Endowments
c/o Pecks Management Partners, Ltd.
One Rockefeller Plaza
Suite 900
New York, New York 10020                       3,776       3,776           -          1,775       1,775           -

General Motors Employees Domestic
 Group Trust
c/o Pecks Management Partners, Ltd.
One Rockefeller Plaza
Suite 900
New York, New York 10020                     181,989     181,989           -         85,535      85,535           -

                                                  Common  Stock (1)                Convertible Preferred Securities
                                         ------------------------------------     -----------------------------------
                                           Number of                                Number of    Number
                                            Shares      Number of  Percent of        Shares       of       Percent of
                                         Beneficially    Shares    Class After    Beneficially   Shares   Class After
         SELLING SECURITYHOLDER             Owned       Offered     Offering          Owned     Offered    Offering
----------------------------------------     -------     -------     -------        -------     -------     -------

Thermo Electron Balanced Investment
 Fund
c/o Pecks Management Partners, Ltd.
One Rockefeller Plaza
Suite 900
New York, New York 10020
                                              14,095      14,095           -          6,625       6,625           -

Summer Hill Global Partners L.P.
c/o Pecks Management Partners, Ltd.
One Rockefeller Plaza
Suite 900
New York, New York 10020                       1,106       1,106           -            520         520           -

Hillside Capital Incorporated
 Corporate Account
c/o Pecks Management Partners, Ltd.
One Rockefeller Plaza
Suite 900
New York, New York 10020                       4,659       4,659           -          2,190       2,190           -

First Church of Christ, Scientist
Endowment
c/o Pecks Management Partners, Ltd.
One Rockefeller Plaza
Suite 900
New York, New York 10020                       3,957       3,957           -          1,860       1,860           -

Putnam Convertible Income-Growth
Trust
c/o Putnam Investment Management,
Incorporated
One Post Office Square
Boston, Massachusetts 02109                  163,830     163,830           -         77,000      77,000           -

Putnam High Income Convertible
 and Bond Fund
c/o Putnam Investment Management,
Incorporated
One Post Office Square
Boston, Massachusetts 02109                   12,553      12,553           -          5,900       5,900           -

Phoenix Convertible Fund
Phoenix Investment Partners
56 Prospect Street
Hartford, Connecticut 06115                  106,383     106,383           -         50,000      50,000           -

                                                  Common  Stock (1)               Convertible Preferred Securities
                                         ------------------------------------    -----------------------------------
                                           Number of                               Number of    Number
                                            Shares      Number of  Percent of       Shares       of       Percent of
                                         Beneficially    Shares    Class After   Beneficially   Shares   Class After
         SELLING SECURITYHOLDER             Owned       Offered     Offering         Owned     Offered    Offering
----------------------------------------     -------     -------     -------       -------     -------     -------

Associated Electric & Gas Insurance
Service Limited
c/o Calamos Asset Management, Inc.
1111 E. Warrenville Road
Naperville, Illinois 60563                    10,638      10,638           -         5,000       5,000           -


--------------

(1) Issuable upon conversion of the 5 3/4% Convertible Preferred Securities.